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                                                                      EXHIBIT 14



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information, constituting parts of this registration statement on Form N-14 (the "Registration Statement"), of our report dated April 13, 1999 relating to the February 28, 1999 financial statements and financial highlights of Morgan Stanley Dean Witter Natural Resource Development Securities (the "Fund"), formerly Dean Witter Natural Resource Development Securities, appearing in the February 28, 1999 Annual Report to Shareholders of Morgan Stanley Dean Witter Natural Resource Development Securities, which is also incorporated by reference in the Registration Statement. We also consent to the reference to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in the Fund's Statement of Additional Information dated June 30, 1999 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated June 30, 1999, which Statement of Additional Information and Prospectus have been incorporated by reference into this Registration Statement.

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and Statement of Additional Information, constituting parts of this registration statement on Form N-14 (the "Registration Statement"), of our report dated December 7, 1998 relating to October 31, 1998 financial statements and financial highlights of Morgan Stanley Dean Witter Precious Metals and Minerals Trust (the "Trust"), formerly Dean Witter Precious Metals and Minerals Trust, appearing in the October 31, 1998 Annual Report to Shareholders of Morgan Stanley Dean Witter Precious Metals and Minerals Trust, which is also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in the Trust's Statement of Additional Information dated February 22, 1999 and to the reference to us under the heading "Financial Highlights" in the Trust's Prospectus dated February 22, 1999, which Statement of Additional Information and Prospectus have been incorporated by reference into this Registration Statement.



PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
August 23, 1999